UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 12, 2004


                         PENTHOUSE INTERNATIONAL, INC.
               __________________________________________________
               (Exact name of registrant as specified in charter)


          Florida                         333-83448               65-1158257
________________________________________________________________________________
(State or other jurisdiction      (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


    11 Penn Plaza, New York, New York                               10001
________________________________________                          __________
(Address of principal executive offices)                          (Zip Code)


                                 (212) 702-6000
               ___________________________________________________
               (Registrant's telephone number including area code)


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On January 5, 2003, Del Sol Investment LLC ("Del Sol"), a wholly owned subsidiary of Penthouse International, Inc. (the "Registrant"), entered into a letter of interest with a specialty lender to provide a secured loan of $25,000,000. Collateral will be a first priority mortgage on real property owned by Del Sol. The proposed loan matures in three years and is non-recourse to Penthouse. The loan is not convertible and there are no prepayment penalties. There are no restrictions on the use of proceeds and the net proceeds of the loan will be distributed to the Registrant by Del Sol as part of the recapitalization of the Registrant begun on November 6, 2003.

The disclosures herein are made pursuant to instruction 2 set forth by the U.S. Securities and Exchange Commission (the "SEC) for Item 2 of Form 8-K in connection with the mortgaging or hypothecation of assets of the Registrant.

The above financing is subject to certain conditions, including an appraisal by the lender. There can be no assurance that the loan will be entered into on acceptable terms to the lender or borrower.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       PENTHOUSE INTERNATIONAL, INC.





DATE:  JANUARY 12, 2004                BY: /s/ CLAUDE BERTIN
                                          ________________________________
                                               Claude Bertin
                                               EVP and Secretary